                                     EXHIBIT 23.1

                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech Stepper, Inc of our report dated January 25, 2000, with respect to the consolidated financial statements of Ultratech Stepper, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


San Jose, California
March 23, 2000